EXHIBIT 99.4

j2 GLOBAL, INC.

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

UP TO $250,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 8.000% SENIOR NOTES DUE 2020, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR AN EQUAL PRINCIPAL AMOUNT OF ITS OUTSTANDING 8.000% SENIOR NOTES DUE 2020

This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer made by j2 Global, Inc., a Delaware corporation (the “Company”), pursuant to the Prospectus, dated, 2012 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), if the certificates for the unregistered notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer.  Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to U.S. Bank National Association (the “Exchange Agent”) as set forth below.  In addition, in order to utilize the guaranteed delivery procedure to tender the unregistered notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof), together with any other documents required thereby, or, alternatively, a book-entry confirmation, must also be received by the Exchange Agent within three (3) business days after the expiration of the Exchange Offer.  Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent is:

U.S. Bank National Association

By Registered or Certified Mail: U.S. Bank National Association West Side Flats Operations Center 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance	By Facsimile Transmission (Eligible Institution Only): (651)466-7372 Confirm by Telephone: (651)466-6782	By Overnight Delivery: U.S. Bank National Association West Side Flats Operations Center 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures.  If a signature on a Letter of Transmittal is required to be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the U.S. Securities Exchange Act, of 1934, as amended (the “Exchange Act”), such signature guarantee must appear in the applicable space in Box 8 provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of unregistered notes indicated below, pursuant to the guaranteed delivery procedures described in “The Exchange Offer–Guaranteed Delivery Procedures” section of the Prospectus.

Certificate Number(s) (if known) of Unregistered Notes or Account Number at Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Unregistered Notes	Aggregate Principal Amount of Unregistered Notes Being Tendered*

*
The minimum permitted tender is $2,000 in principal amount.  All tenders must be in the amount of $2,000 or in integral multiples of $1,000 in excess thereof.  Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

PLEASE COMPLETE AND SIGN

(Signature(s) of Record Holder(s))

(Please Type or Print Name(s) of Record Holder(s))

Dated:                                                                                                                        , 2012
Address:
(Zip Code)

(Daytime Area Code and Telephone No.)

□ Check this Box if the unregistered notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY (Not to be used for signature guarantee)
The undersigned, a member of a recognized signature medallion program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act, hereby (a) represents that the above person(s) “own(s)” the unregistered notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those unregistered notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered unregistered notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the unregistered notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) business days after the Expiration Date.

Name of Firm:
(Authorized Signature)
Address:
(Zip Code)
Area Code and Tel. No.:
Name:
(Please Type or Print)
Title:

Dated:                                                                                           , 2012

NOTE:   DO NOT SEND UNREGISTERED NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY.  UNREGISTERED NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.           Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof within three (3) business days after the expiration of the Exchange Offer.  The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent.  Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured.  If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested.  In all cases, sufficient time should be allowed to assure timely delivery.  For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.  No notice of Guaranteed Delivery should be sent to the Company.

2.           Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the unregistered notes referred to herein, the signatures must correspond with the name(s) written on the face of the unregistered notes without alteration, addition, enlargement or any change whatsoever.  If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any unregistered notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the unregistered notes without alteration, addition, enlargement or any change whatsoever.  If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.           Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof.  Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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